UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20649

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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ADDvantage Technologies Group, Inc.
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ADDvantage Technologies Group, Inc.
1221 East Houston
Broken Arrow, Oklahoma 74012

NOTICE OF ANNUAL MEETING

Date:           Wednesday, March 6, 2013

Time:           9:00 A.M.

Place:          Corporate Office of ADDvantage Technologies Group, Inc.
  1221 East Houston
  Broken Arrow, Oklahoma  74012

Matters to be voted on:

1.	Election of seven directors.

2.	Ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm for fiscal 2013.

3.	Any other business as may properly come before the shareholders at the meeting.

Your vote at the annual meeting is important to us.  Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.  This proxy statement has information about the annual meeting and was prepared by our management and our Board of Directors.  This proxy statement is first being sent to shareholders on or about February 1, 2013.  Please note that our annual report accompanies this mailing of the proxy statement.

By Order of the Board of Directors,

/s/ Scott Francis Scott Francis, Vice President, Chief Financial Officer and Secretary
January 23, 2013

ADDVANTAGE TECHNOLOGIES GROUP, INC.
PROXY STATEMENT

ADDvantage Technologies Group, Inc.
1221 East Houston
Broken Arrow, Oklahoma 74012

PROXY STATEMENT FOR 2013 ANNUAL MEETING

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who can attend the annual meeting?
All shareholders as of the record date, January 16, 2013.

Who can vote?
You can vote your shares of common stock if our records show that you owned the shares on January 16, 2013.  A total of 10,106,272 shares of common stock can vote at the annual meeting.  You get one vote for each share of common stock.  We do not recognize cumulative voting for the election of our directors.  The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?
Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting.  Sign and date the proxy card and mail it back to us in the enclosed envelope.  The proxyholders named on the proxy card will vote your shares as you instruct.  If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal.  Unless you instruct otherwise, the proxyholders will vote for each of the seven directors and for the ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm.

What if other matters come up at the annual meeting?
The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting.  If other matters are properly presented at the meeting, any proxies returned to us will be voted as the proxyholders see fit.

Can I change my vote after I return my proxy card?
Yes.  At any time before the vote on a proposal, you can change your vote either by giving our Secretary a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card.  We will honor the proxy card with the latest date.  Attendance at the annual meeting will not, by itself, revoke your proxy card.

Can I vote in person at the annual meeting rather than by completing the proxy card?
Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.  If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?
We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting.  If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.  Votes will be tabulated by an inspector of election appointed by our Board of Directors.  Abstentions from voting, which you may specify on the ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm, will have the effect of a negative vote.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called “broker nonvotes”), the nominee may vote them on the proposal to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm.  Uninstructed nominees are no longer permitted to vote for directors.  Broker nonvotes will be counted as present to determine if a quorum exists.

What percentage of stock are the directors and executive officers entitled to vote at the annual meeting?
Together, they beneficially own 4,979,597 shares of our common stock, or 49.1% of the stock entitled to vote at the Annual Meeting.

Who are the largest principal shareholders?
David E. Chymiak, our Chief Technology Officer, beneficially owns 2,622,211 shares of our common stock, or 25.9% of the stock entitled to vote at the Annual Meeting. Kenneth A. Chymiak, our Chairman of the Board, beneficially owns 2,221,310 shares of our common stock, or 22.0% of the stock entitled to vote at the Annual Meeting.

Who pays for this proxy solicitation?
The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost will be paid by us.  In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person.  None of these employees will receive any extra compensation for doing this, but they may be reimbursed for their out-of-pocket expenses incurred while assisting us in soliciting your proxy.

IDENTIFICATION OF OFFICERS

We have three executive officers.  Our officers are elected by our Board of Directors and serve at the pleasure of the Board of Directors.

David L. Humphrey

Biographical information for Mr. Humphrey, President and Chief Executive Officer since April 2012, is set forth below in Proposal No. 1, Election of Directors.

David E. Chymiak

Biographical information for Mr. Chymiak, Chief Technology Officer since April 2012, is set forth below in Proposal No. 1, Election of Directors.

Scott A. Francis

Scott A. Francis, 45, has been our Vice President and Chief Financial Officer since September 15, 2008 and was appointed Secretary on August 6, 2009.  Mr. Francis has served on the Board of Directors for the previous two years, but Mr. Francis has not been nominated for another term due to the corporate restructure in April 2012.  Mr. Francis has over 20 years of finance and management experience.  Prior to joining ADDvantage, he served as a controller of accounting at Vanguard Car Rental USA, Inc. from June 2004 until September 2008.  Prior to that, he served as manager of financial reporting for WilTel Communications, Inc. from 1997 through May 2004.  Mr. Francis is a certified public accountant with a bachelor of business administration degree in accounting from Oklahoma State University.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table shows the number of shares of common stock beneficially owned (as of January 16, 2013) by:

•	each person known by us who beneficially owns more than 5% of any class of our voting stock;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table on page 15; and

•	our directors and executive officers as a group.

Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

Beneficial Ownership of Directors and Officers

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)			Percent Of Class (1)

David E. Chymiak	2,622,211	(2)	(7)	25.9%
1221 East Houston
Broken Arrow, OK 74012

Kenneth A. Chymiak	2,221,310	(5)	(7)	22.0%
1221 East Houston
Broken Arrow, OK 74012

Susan C. Chymiak	2,221,310	(6)	(7)	22.0%
1221 East Houston
Broken Arrow, OK 74012

Scott A. Francis	17,732	(3)		*

Thomas J. Franz	23,561			*

David L. Humphrey	–			*

Paul F. Largess	21,261			*

James C. McGill	22,261			*

Stephen J. Tyde	51,261	(4)		*

All Executive Officers and Directors as a group (8 persons)	4,979,597	(8)		49.1%
____________________________
*  Less than one percent.

(1)
Shares which an individual has the right to acquire within 60 days pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.  Includes shares for which the person has sole voting and investment power, or has shared voting and investment power with his/her spouse.

(2)   Includes 17,000 shares subject to stock options which are fully exercisable.
(3)   Includes 10,000 shares subject to stock options which are fully exercisable.
(4)   Includes 16,000 shares subject to stock options which are fully exercisable.
(5)
Of the shares beneficially owned by Mr. Chymiak, 250,000 are held of record by him as trustee of the Ken Chymiak Revocable Trust and 1,796,000 are held of record by his spouse, Susan C. Chymiak as trustee of the Susan Chymiak Revocable Trust.  Mr. Chymiak has sole voting and investment power over those shares held of record by him.  Mr. Chymiak disclaims beneficial ownership of the shares held by his wife.

(6)
Of the shares beneficially owned by Ms. Chymiak, 1,796,000 are held of record by her as trustee of the Susan Chymiak Revocable Trust and 250,000 are held of record by her spouse, Kenneth A. Chymiak as trustee of the Ken Chymiak Revocable Trust.  Ms. Chymiak has sole voting and investment power over those shares held of record by her.  Ms. Chymiak disclaims beneficial ownership of the shares held by her husband.

(7)
Of the shares beneficially owned by Mr. David Chymiak, Mr. Kenneth Chymiak and Ms. Chymiak, 304,099 shares are owned by Chymiak Investment LLC.  Chymiak Investment LLC is equally-owned by Mr. David Chymiak, his spouse, Mr. Kenneth Chymiak and Ms. Chymiak.

(8)	Includes 60,000 shares subject to stock options which are fully exercisable.

The following table provides information at September 30, 2012 with respect to compensation plans under which our equity securities are authorized for issuance.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	370,000	$2.83	306,956
Equity compensation plans not approved by security holders	0	0	0
Total	370,000	$2.83	306,956

PROPOSAL NO. 1
ELECTION OF DIRECTORS

All of the members of our current Board of Directors are included as Nominees to be elected at the annual meeting.  The directors will be elected for one-year terms expiring at the next annual meeting.  Our bylaws provide that our Board shall consist of not less than one nor more than nine directors, as determined from time to time by board resolution.  Our Board has established the number of directors for the 2013 year to be seven.

Vote Required.  The seven nominees receiving the highest number of votes will be elected.  Votes withheld for a nominee will not be counted.  You get one vote for each of your shares of common stock for each of the directorships.

Nominations.  At the annual meeting, we will nominate as directors the persons named in this proxy statement.  Although we do not know of any reason why one of these nominees might not be able to serve, our Board of Directors will propose a substitute nominee if any nominee is unavailable for election.

General Information About the Nominees.  All of the nominees are currently directors of ADDvantage.  Each has agreed to be named in this proxy statement and to serve as director if elected.  The ages listed for the nominees are as of January 16, 2013.

The following information, including principal occupation or employment for the past five or more years and a summary of each individual’s experience, qualifications, attributes or skills that have led to the conclusion that each individual should serve as a director in light of our current business and structure, is furnished with respect to each nominee.

Kenneth A. Chymiak                                       Director since 1999

Kenneth A. Chymiak, 66, was appointed as our Company’s Chairman of the Board on April 2, 2012.  He was our President and Chief Executive Officer from 1999 until April 2, 2012.  On April 2, 2012, he resigned from the office of President and Chief Executive Officer.  As part of the Company’s executive transition plan, Mr. Chymiak, a member of the Company’s Board of Directors, was appointed as Chairman of the Board.  He has also been the Vice President and a director of our wholly owned subsidiary, Tulsat Corporation, which he acquired with David E. Chymiak, a member of the Board of Directors and Chief Technology Officer in 1985.  Kenneth A. Chymiak is the brother of David E. Chymiak.  Mr. Chymiak’s knowledge of our business and the cable television industry enables him to chair our Board.  He has extensive experience in the management of companies in a wide range of industries and brings to the Board of Directors business leadership and corporate strategy.

David E. Chymiak                                           Director since 1999

David E. Chymiak, 67, was appointed as our Company’s Chief Technology Officer on April 2, 2012.  He was the Chairman of our Board from 1999 until April 2, 2012.  He is also the President and a director of our wholly owned subsidiary, Tulsat Corporation, which he acquired with Kenneth A. Chymiak in 1985.  David E. Chymiak is the brother of Kenneth A. Chymiak, the Chairman of our Board.  Mr. Chymiak brings extensive experience in the various technologies and products within the cable television industry to our Board of Directors with respect to industry matters.  Mr. Chymiak also brings to the Board of Directors business leadership and corporate strategy.

David L. Humphrey

David L. Humphrey, 57, is currently our President and Chief Executive Officer since April 2, 2012.  Prior to joining the Company, from 2010 to 2011, Mr. Humphrey was the Chief Executive Officer and Chief Financial Officer of TokenEx, an early-stage technology company focused on cyber security software, where he oversaw operations production, finance, purchasing, sales, product development and fund raising.  From 2003 to 2010, Mr. Humphrey was the Chief Operating Officer of Oklahoma Equity Partners, a venture capital fund, where he was responsible for all operations of the venture fund.  Mr. Humphrey graduated with a B.S. in chemical engineering from the University of Wisconsin and earned an MBA from Texas A&M University.  Mr. Humphrey served on the Board of Directors of Macrosolve, Inc. from 2004 to 2012.  As our current President and Chief Executive Officer, Mr. Humphrey provides a management representative on the Board of Directors with extensive knowledge of our day-to-day operations.  As a result, he facilitates the Board of Directors’ access to timely and relevant information and its oversight of management’s strategy, planning and performance.  He has extensive experience in the management of companies in a wide range of industries and brings to the Board of Directors business leadership and corporate strategy.

Thomas J. Franz                                             Director since August 2007

Thomas J. Franz, 54, is currently head of TJ Franz & Associates, a firm specializing in profitability and contract CFO consulting for small and medium sized businesses, which he founded in 2003.    For the 10 years prior, he served as Chief Financial Officer for several businesses and served in a Chief Operating Officer role as well.  From 1983 to 1993 Franz held several public accounting roles for clients in the banking, government, venture capital, not for profit and financial services industries.  Franz is a Certified Public Account with a bachelor of business administration degree from Oklahoma State University where he also received a Masters degree in accounting.  Mr. Franz is the Chairman of our Corporate Governance and Nominating Committee.  Mr. Franz’ background in business leadership, corporate strategy and financial and operating expertise allows him to provide significant input to our Board of Directors.

Paul F. Largess                                                Director since August 2007

Paul F. Largess, 62, is currently the Chief Accounting Officer of SemGroup Corporation and has served in that capacity since September 2009.  From 2007 to 2009, he served several Tulsa, Oklahoma area companies as a consultant and at The University of Tulsa as an adjunct professor of accounting.  He retired as Controller from CITGO Petroleum Corporation in 2006 after 21 years of service.  At CITGO, he served in a number of positions in accounting, finance and audit.  Prior to joining CITGO, he worked for seven years as an auditor with Texaco and two years in public accounting.  He holds a degree in accounting from The University of Tulsa and is a Certified Public Accountant.  Mr. Largess is the Chairman of our Audit Committee.  Mr. Largess brings to the Board of Directors business leadership, corporate strategy and financial expertise, and his extensive background in compliance matters as they relate to publicly traded companies allows him to provide significant input to our Board of Directors.

James C. McGill                                               Director since August 2007

James C. McGill, 69, is currently the Chairman of the board of directors and Chief Executive Officer of MacroSolve, Inc. and has served in that capacity since July 2012 and from 2002 through May 2011.  From May 2011 through July 2012, he was Vice Chairman of the board of MacroSolve, Inc., which markets its mobile technology intellectual property through licensing and joint business ventures and provides consulting services to emerging companies.  In addition, Mr. McGill served as the Chief Executive Officer of MacroSolve from 2002 through 2008 and as the President of MacroSolve from 2002 through 2003.  He served for two years on MacroSolve’s audit committee.  In addition, he is a board member of numerous organizations in the Tulsa, Oklahoma area, and over the last 40 years he has served on numerous public company boards and has served as chief executive officer of several corporations.  In addition to service on the MacroSolve audit committee, Mr. McGill was, for 12 years, a member, and for eight years, chairman, of the audit committee of The IT Group, Inc. During his career, McGill has received 25 U.S. and foreign patents in the field of pollution control and has extensive experience in helping to develop early-stage and emerging companies.  McGill is a registered professional engineer with a bachelor of science degree in chemical engineering from The University of Tulsa where he graduated Cum Laude.  He is a member of the University’s College of Engineering and Applied Sciences Hall of Fame and was named a Distinguished Alumni in 2005.  Mr. McGill has extensive experience in managing companies in a variety of industries, and his business leadership, corporate strategy background and operating expertise strengthen the Board of Directors.

Stephen J. Tyde                                                 Director since 1999

Stephen J. Tyde, 65, is the founder of The Pump & Motor Works, Inc., a re-manufacturer of industrial pumps, motors, transformers and switchgear (to 20,000 hp).  After 20 years in the turbo machinery business, Mr. Tyde started The Pump & Motor Works in 1989 and developed it to a multi-million dollar operation before his divestiture in 2001.  During that time, Mr. Tyde oversaw all aspects of the company and retained personal responsibility for financial planning, reporting and controls.  He continues to serve on a part-time basis as Vice President of that company. Since 2001, Mr. Tyde has served as the sole owner and President of P&MW Holding, Inc., an industrial real estate company.  Mr. Tyde received an undergraduate degree in Business Administration from Ohio State University, a Masters Degree in Business Administration from George Washington University, and has studied engineering at the University of Pittsburgh.  Mr. Tyde is the Chairman of our Compensation Committee.  Mr. Tyde has extensive experience in managing companies and brings to the Board of Directors business leadership, corporate strategy and operating expertise that strengthen the Board of Directors.

Recommendation of the Board of Directors:
The Board of Directors recommends a vote FOR the election of each nominee.

Board of Directors

Board Independence.  The Board of Directors has determined that Messrs. Franz, Largess, McGill and Tyde have no relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals are independent under the rules and listing standards of The NASDAQ Stock Market (“NASDAQ”) and the rules of the Securities and Exchange Commission implemented pursuant to the Sarbanes-Oxley Act of 2002.

Board Leadership Structure.  The Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated, because the Board of Directors believes it is in our best interests to make this determination based on our current position and direction and the constitution of the Board of Directors and management team.  The Board of Directors evaluates whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated.  The Board of Directors has determined that having the positions of Chairman and Chief Executive Officer separated is in the best interest of our shareholders at this time. The Chief Executive Officer is primarily responsible for our overall management and the development and implementation of our strategy, and he has access to the people, information and resources necessary to facilitate that function. The Chairman of the Board has extensive industry knowledge in the cable television industry and is our former Chief Executive Officer so he can assist in the overall development and implementation of our corporate strategy.  The Board of Directors believes that separating the roles of Chief Executive Officer and Chairman is an appropriate leadership structure as it promotes the strengths and expertise of these two individuals currently serving on the Board of Directors.

Oversight of Risk Management.  It is management’s responsibility to manage our enterprise risks on a day-to-day basis.  The Board of Directors is responsible for risk oversight by focusing on our overall risk management strategy and the steps management is taking to manage our risk.

While the Board of Directors as a whole maintains the ultimate oversight responsibility, the Board of Directors has delegated certain risk management oversight responsibilities to its various committees.  The Audit Committee reviews and discusses our major financial risk exposures and the steps management has taken to identify, monitor, and control such risks.  The Compensation Committee is responsible for overseeing risks related to our compensation programs, including structuring and reviewing our executive compensation programs, considering whether such programs are in line with our strategic objectives and incentivizing appropriate risk-taking.  The Corporate Governance and Nominating Committee is tasked with risks associated with corporate governance and compliance.

Committees of the Board.  The Board of Directors has three standing committees:  the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  The following section describes the functions and membership of each committee and the number of times it met during our fiscal year ended September 30, 2012.

AUDIT COMMITTEE

The functions and members of the Audit Committee are set forth below.  The members of the Audit Committee are Paul F. Largess (Chairman), Thomas J. Franz, James C. McGill and Stephen J. Tyde.  The Audit Committee met four times during fiscal year 2012.  All of the meetings were held prior to the reporting of our quarterly financial results.

Functions

•	Selects the firm that will serve as our independent registered public accounting firm;

•
Reviews scope and results of audits with our independent registered public accounting firm, compliance with any of our accounting policies and procedures and the adequacy of our system of internal controls;

•	Oversees quarterly reporting; and

•	Performs the other functions listed in the Charter of the Audit Committee, a current copy of which may be found on our website at www.addvantagetechnologies.com.

Report of the Audit Committee

The Audit Committee of our Board of Directors is comprised of four directors who are not officers.  Under currently applicable rules, each member is an independent director of the Company and meets the independence standards applicable for audit committee members under the rules of NASDAQ as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors.  The Audit Committee’s policy is to review and pre-approve all proposed engagements for audit or non-audit services rendered by our independent registered public accounting firm.  Under its pre-approval policy, the Audit Committee approved 100% of the services provided by HoganTaylor LLP (“HoganTaylor”) in 2012 as those services are described in the section entitled “Principal Accounting Fees and Services.”

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

•	selected HoganTaylor as our independent registered public accounting firm for the audit of the fiscal 2012 financial statements and the review of the interim quarterly financial statements;

•	reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2012, with management;

•
discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•
based on the reviews and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2012 for filing with the Securities and Exchange Commission (the “SEC”).

Paul F. Largess	Thomas J. Franz	James C. McGill	Stephen J. Tyde

Audit Committee Financial Expert

The SEC has adopted rules pursuant to the provisions of the Sarbanes-Oxley Act requiring audit committees to include an “audit committee financial expert,” defined as a person who has the following attributes:

1)	an understanding of generally accepted accounting principles and financial statements;

2)	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

3)
experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

4)	an understanding of internal control over financial reporting; and

5)	an understanding of audit committee functions.

The financial expert will have to possess all of the attributes listed above to qualify as an audit committee financial expert.

Our Board of Directors has determined that each of Thomas J. Franz, Paul F. Largess, James C. McGill and Stephen J. Tyde meets the definitions of an audit committee financial expert.

COMPENSATION COMMITTEE

The members of the Compensation Committee are Stephen J. Tyde (Chairman), Thomas J. Franz and James C. McGill.  The Compensation Committee met three times during fiscal 2012.  The functions of the Compensation Committee are set forth below.

Functions

•	Evaluates performance and sets compensation and benefits of Chief Executive Officer;

•	Approves compensation and benefits programs of our other named executive officer(s);

•	Approves compensation and benefits of our non-employee Board of Directors; and

•	Performs the other functions listed in the Charter of the Compensation Committee, a current copy of which may be found on our website at www.addvantagetechnologies.com.

Composition and Delegation

The Compensation Committee of our Board of Directors is comprised of three directors who are not officers.  All functions of the Compensation Committee are to be performed by the Committee members and are not authorized to be delegated outside of the Committee.  Under currently applicable rules, each member is an “independent director” as defined under Rule 5605(a)(2) of NASDAQ, a “non-employee director” (within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934) and satisfies the requirements of an “outside director” as defined by Section 162(m) of the Internal Revenue Code.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The functions and members of the Corporate Governance and Nominating Committee are set forth below.  The members of the Corporate Governance and Nominating Committee are Thomas J. Franz (Chairman), Paul F. Largess and James C. McGill.  The Committee met once during fiscal year 2012.

Functions

•	Provides oversight of the governance of the Board of Directors;

•	Makes recommendations to the Board as a whole concerning board size, composition and compensation;

•	Identifies individuals qualified to become Board members;

•	Selects or recommends that the Board select the director nominees to stand for election at the annual meeting of shareholders;

•	Recommends to the Board nominees for the positions of Chairman of the Board, chairmen of the various committees of the Board, and members of the various committees of the Board; and

•	Performs other functions listed in the Charter of the Corporate Governance and Nominating Committee, a current copy of which may be found on our website at www.addvantagetechnologies.com.

The Corporate Governance and Nominating Committee is comprised of three directors who are not officers.  Under currently applicable rules, each member is an “independent director” as defined under the NASDAQ rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

The Corporate Governance and Nominating Committee’s criteria and process for identifying and evaluating the candidates that it selects, or recommends to the full Board for selection, as director nominees, are: (i) regular review of composition and size of the board; (ii) review of qualifications of candidates properly recommended or nominated by any qualifying shareholder; (iii) evaluation of the performance of the Board and qualification of members of the Board eligible for re-election: and (iv) consideration of the suitability of each candidate, including current members of the Board, in light of the size and composition of the Board.  After such review and consideration, the Corporate Governance and Nominating Committee will recommend a slate of director nominees.

While the Corporate Governance and Nominating Committee has not established specific minimum requirements for director candidates, other than they be at least 21 years of age, the Committee believes that candidates and nominees must reflect a board that is comprised of directors who: (i) are predominantly independent; (ii) are of high integrity; (iii) have qualifications that will increase overall board effectiveness; and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.  The Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but the Committee does consider, among other things, a director nominee’s potential contribution to the diversity of background and experience of our Board of Directors, including with respect to age, gender, international background, race and specialized experience.

The Corporate Governance and Nominating Committee has adopted a policy with regard to the consideration of director candidates recommended by shareholders.  The Corporate Governance and Nominating Committee will consider director candidates recommended by any shareholder holding 10,000 shares of our common stock for at least 12 months prior to the date of submission of the recommendation or nomination.  Additionally, a recommending shareholder shall submit a written statement in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, judgment, age, independence, expertise, corporate experience, other commitments and the like, personal references, and a written indication by the candidate of his or her willingness to serve, if elected, and evidence of the recommending person’s ownership of our stock sufficient to meet the stock ownership requirements described above.

BOARD MEETINGS

Our Board held six meetings during fiscal year 2012.  Each director attended all of the meetings of the Board and the committees on which he served.

Shareholder Communication with the Board of Directors and Committees

Communication with the Board of Directors or any of the Committees should be directed to the attention of Stephen J. Tyde.  Written correspondence to Mr. Tyde may be delivered to our executive offices, 1221 East Houston, Broken Arrow, Oklahoma, 74012.  All shareholder communications directed to Mr. Tyde will be promptly forwarded to him.  All Board members are encouraged, but not required, to attend our annual meeting.  Last year, all of our Board members attended our annual meeting.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics which is applicable to all of our directors, officers and employees. A copy of our Code of Business Conduct and Ethics is posted on our website at www.addvantagetechnologies.com.  We intend to satisfy the disclosure requirements, including those of Item 406 of Regulation S-K, regarding certain amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics by posting such information on our website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal years 2012 and 2011, we leased one property in Broken Arrow, Oklahoma from a company owned by David E. Chymiak and Kenneth A. Chymiak equally.  This lease was terminated on September

30, 2012.  The leased property was used as an overflow warehouse and was leased on a month-to-month basis for $7,500 per month.  The lease payments made on this property totaled $90,000 for each of the fiscal years 2012 and 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC and to furnish us with a copy of each of these reports.  SEC regulations impose specific due dates for these reports and we are required to disclose in this proxy statement any failure to file by these dates during fiscal year 2012.

Based solely on the review of the copies of these reports furnished to us and written representations that no other reports were required, during and with respect to the fiscal year ended September 30, 2012, we believe that these persons have complied with all applicable filing requirements.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

We paid our non-employee directors $500 per quarter and $500 for each board meeting and $250 for each committee meeting or telephonic board or committee meeting the director attended.  The chairman of the Audit Committee receives an additional $250 per quarter.  In addition, all directors are eligible to receive awards of restricted shares, which are subject to a 12-month holding period, or options to purchase shares of our common stock each year after the annual shareholders meeting.  These annual awards have ranged between 1,000 and 6,667 shares.  We reimburse all directors for out-of-pocket expenses incurred by them in connection with their service on our Board and any Board committee.  The following table reflects the total compensation earned by each non-employee director during the fiscal year:

Fiscal Year 2012 Director Compensation

Name	Fees Earned or Paid in Cash	Restricted Stock Awards (4)	Total Compensation

Thomas J. Franz (1) (2) (3)	$7,000	$10,000	$17,000
Paul F. Largess (1) (2)	$7,250	$10,000	$17,200
James C. McGill (1) (2) (3)	$6,500	$10,000	$16,500
Stephen J. Tyde (1) (3) (5)	$6,250	$10,000	$16,250

(1)	Member of the Audit Committee.
(2)	Member of the Corporate Governance and Nominating Committee.
(3)	Member of the Compensation Committee.
(4)
The amounts shown represent the total fair value of the stock award of 4,567 shares on the date of grant for fiscal 2012.  The fair value of the stock awards are amortized over the 12-month holding period to compensation expense in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2012 in accordance  with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Stock Compensation, for stock awards.  The fair value of the stock award was based on the closing market price of the stock on the date of grant.

(5)	Mr. Tyde has 16,000 stock options which are fully exercisable.

SUMMARY COMPENSATION TABLE

The following table reflects the compensation of the named executive officers of the Company for the fiscal year ended September 30, 2012.

Name and Principal Position		Year	Salary		Bonus		Restricted Stock Awards (1)		Option Awards (2)		Non-Equity Incentive Plan Compensation (3)		All Other Compensation (4)		Total Compensation

David E. Humphrey	President and Chief Executive Officer (5) (6)	2012 2011	$ $	100,000 -	$ $	- -	$ $	- -	$ $	214,340 -	$ $	6,250 -	$ $	1,800 -	$ $	322,390 -

Kenneth A. Chymiak	Former President and Chief Executive Officer (5) (7)	2012 2011	$ $	267,803 267,803	$ $	- -	$ $	10,000 10,000	$ $	- -	$ $	12,553 24,687	$ $	13,952 15,850	$ $	304,308 318,340

David E. Chymiak	Vice President, Chief Technology Officer (5)	2012 2011	$ $	267,803 267,803	$ $	- -	$ $	10,000 10,000	$ $	- -	$ $	16,738 24,687	$ $	15,862 15,850	$ $	310,403 318,340

Scott A. Francis	Vice President, Chief Financial Officer and Secretary	2012 2011	$ $	130,000 126,000	$ $	- -	$ $	10,000 10,000	$ $	53,585 -	$ $	8,125 11,615	$ $	10,468 10,523	$ $	212,178 158,138

(1)
The amounts shown are director compensation and represent the total fair value of the stock award of 4,567 shares and 3,165 shares on the date of grant to directors for fiscal 2012 and 2011, respectively.  The fair value of the stock awards are amortized over the 12-month holding period to compensation expense in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the years ended September 30, 2012 and 2011 in accordance  with FASB ASC 718, Stock Compensation, for stock awards.  The fair value of the stock award was based on the closing market price of the stock on the date of grant.

(2)
The amounts shown represent expenses recognized in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2012 in accordance with FASB ASC 718, Stock Compensation, for stock option awards.  There were no forfeitures of stock option awards in fiscal 2012 or 2011. All assumptions utilized to calculate the expense amounts shown above are set forth in Note 8 of the Notes to Consolidated Statements for the year ended September 30, 2012.

(3)
Fiscal 2012 and Fiscal 2011 amounts were earned under the Senior Management Incentive Compensation Plan for fiscal 2012 and fiscal 2011 performance, respectively (see further discussion below), and the amounts were paid in the first quarter of fiscal 2013 and fiscal 2012, respectively.

(4)
Represents amounts paid by the Company on behalf of officer for matching contributions to the Company’s qualified 401(k) plan plus an auto allowance received during the year, except for Mr. Humphrey who was not eligible to contribute to the Company’s qualified 401(k) plan in fiscal year 2012.

(5)
On April 2, 2012, the Board of Directors appointed Mr. Humphrey as the Company’s new President and Chief Executive Officer.  As part of an executive transition plan, Mr. Ken Chymiak, who had been President and Chief Executive Officer of the Company since September 1999, was appointed as Chairman of ADDvantage’s Board of Directors.  Also, Mr. David Chymiak, who had been Chairman since September 1999, remained on the Company’s Board of Directors and was appointed as Chief Technology Officer of ADDvantage.

(6)	The salary of Mr. Humphrey for fiscal 2012 is from his date of hire of April 2, 2012.

(7)
As part of the executive transition plan discussed in Note 5, on October 1, 2012, Mr. Ken Chymiak retired and is now a non-employee Chairman of the Board and is therefore not a salaried employee in fiscal year 2013.

Potential Payments Upon Termination or Change of Control

We have entered into Change of Control/Severance Agreements with Mr. Humphrey and Mr. Francis. These agreements are designed to promote stability, continuity and focus for key members of leadership during periods of uncertainty that may be created by change of control situations.  Additionally, the use of such agreements is a competitive practice that enhances our ability to attract and retain leadership talent.

Under these agreements, payment of benefits will occur in most situations where the employee is terminated or resigns in connection with a Change in Control of the Company.  In this event, Mr. Humphrey and Mr. Francis will be paid (a) the amount of the six months’ monthly base salary being paid by the Company immediately preceding the Change of Control plus (b) an amount equal to one-half of the average of the aggregate annual bonus payments made by Company with respect to each of the two most recently completed fiscal years.

“Change of Control” as used in these agreements has a fairly customary definition designed to reflect that a fundamental change in beneficial ownership or control of the Company has occurred.  Specifically, the agreements incorporate the term a “change of control event”, as  defined in United States Treasury Regulations (“Regulations”) promulgated under section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) that results from an event in which a person comes to be the owner, directly or indirectly, of 50% or more of outstanding voting securities of the Company or its parent company or the transfer or disposition of all or substantially all of the assets of the Company, its parent or their successor or a person, acquires, directly or indirectly, the voting power to elect a majority of the members of the Board of the Company or its parent (other than in the normal course) or any other similar transaction or series of related transactions.

Senior Management Incentive Compensation Plan

In Fiscal 2011, the Compensation Committee set the number of company financial performance targets to seven within the guidelines of the existing plan.  For each of the seven financial targets achieved, each named executive officer could earn a cash payment ranging from 1% of base salary to a maximum of 5% of base salary, depending upon the amount by which the target is exceeded.  Therefore, the maximum cash payment that each named executive officer could earn is 35% of his base salary.

In Fiscal 2012, the Compensation Committee set the number of company financial performance targets to four within the guidelines of the existing plan.  For each of the four financial targets achieved, each named executive officer could earn a cash payment ranging from 1.25% of base salary to a maximum of 12.5% of base salary, depending upon the amount by which the target is exceeded.  Therefore, the maximum cash payment that each named executive officer could earn is 50% of his base salary.

Outstanding Equity Awards at September 30, 2012

The following table reflects the outstanding stock options held by the named executive officers of the Company as of September 30, 2012.  The named executive officers do not have restricted stock (other than restricted shares issued as a member of the Board of Directors, which are subject to a 12-month holding period, as reflected in the Summary Compensation Table), and none of the stock options reported in the table are subject to performance-related conditions.

Named Executive Officer	Number of Securities Underlying Options which are Exercisable	Number of Securities Underlying Options which are Unexercisable		Option Exercise Price	Option Expiration Date
David L. Humphrey		200,000	(1)	$2.45	4/2/2022
Kenneth A. Chymiak (2)	1,000			$1.65	3/1/2013
	1,000			$4.40	3/4/2014
	5,000			$4.62	3/7/2015
	5,000			$5.78	3/6/2016
	5,000			$3.45	3/6/2017
David E. Chymiak	1,000			$1.65	3/1/2013
	1,000			$4.40	3/4/2014
	5,000			$4.62	3/7/2015
	5,000			$5.78	3/6/2016
	5,000			$3.45	3/6/2017
Scott A. Francis	10,000			$3.01	9/16/2018
		50,000	(3)	$2.45	4/2/2022

(1)
Options vest in 5 annual installments of 40,000 starting 04/02/2013, subject to accelerated vesting in the event of a change in control.  Options are exercisable until termination of employment except that in the event of disability, the options are exercisable until the option expiration date and in the event of death, the options are exercisable until the earlier of one year from the date of death or the option expiration date.

(2)	Mr. Kenneth Chymiak’s options were forfeited on October 1, 2012 when he retired from the Company as disclosed in the Summary Compensation Table.

(3)
Options vest in 5 annual installments of 10,000 starting 04/02/2013, subject to accelerated vesting in the event of a change in control.  Options are exercisable until termination of employment except that in the event of disability, the options are exercisable until the option expiration date and in the event of death, the options are exercisable until the earlier of one year from the date of death or the option expiration date.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the accounting firm of HoganTaylor as our independent registered public accounting firm to examine our financial statements for the fiscal year ending September 30, 2013.

Representatives from HoganTaylor will attend the Annual Meeting to answer appropriate questions and make statements if they desire.

Recommendation of the Board of Directors:
The Board of Directors recommends a vote FOR the ratification of the appointment of HoganTaylor.

PRINCIPAL ACCOUNTING FEES AND SERVICES

HoganTaylor audited our financial statements for the fiscal years ended September 30, 2012 and 2011.  Our Audit Committee considered whether the provisions for the tax services and other services by HoganTaylor were compatible with maintaining their independence and determined that they were.

Fees Incurred by the Company for Services Performed by Audit Firms

The following table shows the fees for professional services provided by HoganTaylor for the audits of our annual financial statements for the years ended September 30, 2012 and 2011, respectively, and fees billed for other services during those periods.

	2012	2011
Audit Fees(1)	$101,500	$101,000
Audit-Related Fees(2)	781	742
Tax Fees(3)	19,950	18,500
All Other Fees	-	-
Total	$122,231	$120,242

1)
Audit Fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with the issuance of comfort letters, consents, and assistance with review of documents filed with the SEC.

2)	Audit-Related Fees represent reimbursements of travel and other costs associated with audit services.
3)	Tax Fees represent fees for annual tax return preparation and research of tax related matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During the year, the Audit Committee approved all of the services performed by the independent registered public accounting firm.  The fees billed for these services approximated 100% of the pre-approved amounts.

Before engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of services to the Audit Committee for approval:

1.
Audit services include audit work performed on the financial statements, internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.
Other Fees are those associated with services not captured in the other categories.  We generally don’t request such services from the independent registered public accounting firm other than the annual audit of our Defined Contribution Plan.

Before engagement, the Audit Committee pre-approves the independent registered public accounting firm’s services within each category.  During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

If you want to include a shareholder proposal in the proxy statement for the 2014 annual meeting, it must be delivered to our executive offices, 1221 East Houston, Broken Arrow, Oklahoma, 74012, on or before October 3, 2013.  In addition, if you wish to present a proposal at the 2014 annual meeting that will not be included in our proxy statement and you fail to notify us by December 17, 2013, then the proxies solicited by our Board for the 2014 annual meeting will include discretionary authority to vote on your proposal in the event that it is properly brought before the meeting.

OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposal discussed above.  If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

Only one annual report and proxy statement are being delivered to multiple shareholders who share one address, unless we have received instructions to the contrary.  We will promptly provide a separate copy of the annual report and proxy statement to a shareholder at a shared address to which single copies were delivered upon request sent in writing to ADDvantage Technologies Group, Inc., c/o Shareholder Relations, 1221 East Houston, Broken Arrow, Oklahoma, 74012, or by calling (918) 251-9121.  If you wish to receive a separate annual report and proxy statement in the future, or if you currently receive multiple copies of the annual report and proxy statement and wish to request delivery of only single copies, you may notify us at the same address or phone number.

You can obtain a copy of our Annual Report on Form 10-K for the year ended September 30, 2012 at no charge by sending your request in writing to ADDvantage Technologies Group, Inc., c/o Scott A. Francis, Vice President, Chief Financial Officer & Secretary, 1221 East Houston, Broken Arrow, Oklahoma, 74012.   This document and other information may also be accessed from our website at www.addvantagetechnologies.com.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on March 6, 2013

Our proxy statement, our form of proxy and our annual report are available at http://materials.proxyvote.com/006743.

PROXY
ADDVANTAGE TECHNOLOGIES GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David E. Chymiak and Kenneth A. Chymiak, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of ADDvantage Technologies Group, Inc. (the “Company”) held of record by the undersigned on January 16, 2013 at the Annual Meeting of Shareholders of the Company to be held at 9:00 am CST on March 6, 2013, at the corporate office of ADDvantage Technologies Group, Inc. 1221 East Houston Street Broken Arrow, OK 74012, and at any and all adjournments or postponements thereof.

1.	Election of directors.

☐	FOR all nominees listed below (except as indicated to the contrary below and subject to the discretion of the proxies as provided herein).

Kenneth A. Chymiak	David E. Chymiak	David L. Humphrey
Thomas J. Franz	Paul F. Largess	James C. McGill
Stephen J. Tyde

☐	WITHHOLD AUTHORITY to vote for all the nominees above.
Instructions:  To withhold authority for any individual nominee or nominees, write their name(s) here:

2.	Proposal to ratify the appointment of HoganTaylor as our independent registered public accounting firm.

☐ FOR                                         ☐ AGAINST                                                  ☐ ABSTAIN

3.      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted at the Annual Meeting or any adjournments or postponements thereof as directed herein by the undersigned shareholder.  If no specifications are made, this Proxy will be voted For Proposals 1 and 2.  This Proxy is revocable at any time before it is exercised.

IMPORTANT:  Please date this and sign this Proxy exactly as name appears to the left.  If shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give title as such.   If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated:                             , 2013

Signature(s)

Signature(s)

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.